EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 30, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2007 – Mar 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.8%	-2.2%	-1.4%	-13.5%	-5.1%	3.5%	4.5%	3.5%	12.2%	-18.7%	0.3	0.4
B**	-0.8%	-2.3%	-1.6%	-14.1%	-5.7%	2.7%	N/A	2.7%	12.2%	-20.4%	0.3	0.3
Legacy 1***	-0.8%	-2.0%	-0.9%	-11.6%	-3.3%	N/A	N/A	-3.3%	10.7%	-14.8%	-0.3	-0.4
Legacy 2***	-0.8%	-2.0%	-0.9%	-12.0%	-3.6%	N/A	N/A	-3.6%	10.7%	-15.2%	-0.3	-0.5
Global 1***	-0.7%	-2.0%	-0.6%	-11.2%	-4.6%	N/A	N/A	-4.6%	10.0%	-14.6%	-0.4	-0.6
Global 2***	-0.7%	-2.0%	-0.7%	-11.4%	-4.9%	N/A	N/A	-4.9%	9.9%	-15.4%	-0.5	-0.6
Global 3***	-0.7%	-2.1%	-1.1%	-13.0%	-6.7%	N/A	N/A	-6.7%	9.9%	-19.7%	-0.6	-0.8

S&P 500 Total Return Index****	0.9%	3.3%	12.6%	8.5%	23.4%	2.0%	4.1%	2.0%	19.1%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-0.3%	-3.7%	-5.6%	23.0%	7.4%	9.3%	8.5%	9.3%	12.8%	-12.3%	0.8	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	37%					36%
Energy	18%	Long	Brent Crude Oil	4.3%	Long	18%	Long	Brent Crude Oil	4.2%	Long
			Gasoline Blendstock	3.8%	Long			Gasoline Blendstock	3.5%	Long
Grains/Foods	13%	Long	Soybeans	2.5%	Long	12%	Long	Soybeans	2.5%	Long
			Coffee	2.0%	Short			Coffee	2.0%	Short
Metals	6%	Short	Aluminum	1.8%	Short	6%	Short	Aluminum	1.8%	Short
			Copper	1.5%	Long			Copper	1.5%	Long
FINANCIALS	63%					64%
Currencies	20%	Short $	Japanese Yen	2.9%	Short	21%	Short $	Japanese Yen	3.1%	Short
			British Pound	1.9%	Long			British Pound	2.0%	Long
Equities	15%	Long	S&P 500	2.6%	Long	15%	Long	S&P 500	2.8%	Long
			Nikkei 225 Index	1.8%	Long			Nikkei 225 Index	1.8%	Long
Fixed Income	28%	Long	Bunds	8.1%	Long	28%	Long	Bunds	8.2%	Long
			U.S. 10-Year Treasury Notes	5.2%	Short			U.S. 10-Year Treasury Notes	5.1%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices fell nearly 4% following a report which showed a rise in U.S. inventories and reports U.S. officials were still contemplating tapping emergency oil reserves.  Natural gas prices dropped to a new 10-year low due to a larger-than-expected build in domestic inventories.

Grains/Foods
Soybean prices moved higher as speculators believed demand for U.S. crops would increase amidst weak weather-impaired production in South America.  Sugar prices declined after Indian officials decided to increase sugar exports.  Live cattle prices also fell, driven lower by industry reports showing depressed beef demand in the U.S.

Metals
Comments from U.S. Federal Reserve Chairman Bernanke that alluded to a continuation of loose monetary policy in the U.S. provided the basis for elevated prices in the precious metals markets.  Base metals prices generally moved lower as weak Chinese import data put pressure on industrial demand forecasts.

Currencies
The euro moved higher against international counterparts following news Eurozone officials were increasing the region’s bailout fund and on the release of a newly improved budget plan for Spain.  Investors drove the U.S. dollar lower as comments from the Federal Reserve suggested that monetary tightening in the U.S. would be unlikely in the near future.

Equities
In Japan, the Nikkei 225 Index rallied to highs unseen since before last year’s earthquake as speculators forecasted strong prospects for the nation’s export industries amidst a weaker yen.  Equity investors drove North American share prices higher as Federal Chairman Bernanke’s comments early in the week fostered confidence for domestic economic growth.  European markets did not fare as well and  stock indices fell to three-week lows due to weak economic data from the region.

Fixed Income
German Bund prices strengthened in response to rising demand for safe haven investments caused by fears the debt situation in Spain and Portugal was worsening.  U.S. Treasury prices also rallied, fueled by strong demand from recent debt auctions and an upward revision to recent jobless claims estimates.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.